EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 14, 1999 relating to the consolidated financial statements, which appears in Zybernaut Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
McLean, Virginia
January 11, 2000